UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
Form 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

Commission file number: 000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 298-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2018, World Acceptance Corporation (the “Company”) and its affiliates, WFC Services Inc. and WAC Mexico Holdings LLC (jointly with the Company, the “Sellers”), entered into the previously announced Stock Purchase Agreement (the “Stock Purchase Agreement”) with Astro Wealth S.A. de C.V. (“Purchaser 1”) and Astro Assets S.A. de C.V. (“Purchaser 2”, jointly with Purchaser 1, the “Purchasers”) by releasing previously executed signature pages and the Sellers’ share certificates, equity interest and applicable corporate books, records and documents from escrow. Pursuant to the Stock Purchase Agreement, the Sellers sold all of the issued and outstanding capital stock and equity interest of WAC de México, S.A. de C.V., SOFOM, E.N.R. (“Subsidiary 1”) and Servicios World Acceptance Corporation de México, S. de R.L. de C.V. (“Subsidiary 2,” jointly with Subsidiary 1, the “Subsidiaries”) to the Purchasers for a purchase price of MXN$826,795,050.00 (the “Purchase Price”), which was paid in full to the Sellers in Mexican pesos. Upon receipt of the Purchase Price, the Company converted it to approximately USD$44.36 million using applicable exchange rates.

As previously disclosed in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2018, the Sellers and Purchasers executed the Stock Purchase Agreement on July 13, 2018. The Stock Purchase Agreement became enforceable with the release and delivery of the Sellers’ signature pages, share certificates, equity interest and applicable corporate books, records and documents from escrow. As set forth in the Stock Purchase Agreement, the parties agreed that the effective date of the sale is July 1, 2018.

The Sellers have made limited representations and warranties regarding the Subsidiaries and the Sellers in the Stock Purchase Agreement, including a representation and warranty that the Subsidiaries held cash and cash equivalents valued in excess of MXN$127,495,050.00 on July 1, 2018. The Stock Purchase Agreement contains limited representations and warranties made by the parties solely for the benefit of each other. The Sellers are not required to indemnify the Purchasers for any claims and liabilities, except for claims relating to certain investigations of the Subsidiaries or the Sellers by the United States Department of Justice or the United States Securities and Exchange Commission that commenced prior to July 1, 2018.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the full text of such agreement. The Stock Purchase Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1
Stock Purchase Agreement, dated July 13, 2018, effective as of July 1, 2018, by and among World Acceptance Corporation, WFC Services Inc., WAC Mexico Holdings LLC, Astro Wealth S.A. de C.V., and Astro Assets S.A. de C.V. *

* Submitted electronically herewith.

FORWARD-LOOKING STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations concerning the transaction involving the Sellers, the Subsidiaries and the Purchasers (the

“transaction”), including statements relating to the effects of the sale and other future events and the transaction’s potential effects on the Company, including, but not limited to, anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings, and other statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Forward-looking statements often contain words such as “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words. Actual results may differ materially from the results anticipated in these forward-looking statements due to various factors. These factors and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Investors, potential investors and others are urged to carefully consider all such factors and are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Senior Vice President and Chief Financial Officer
Date:	August 3, 2018